Exhibit 99.1

Investor Contact:

The Investor Relations Group

Erika Moran/Dian Griesel, Ph.D.

Media Contact: Janet Vasquez

Phone: 212-825-3210

Unigene Receives Additional Capital in Debt Restructuring;

Begins to Revamp Management Team

BOONTON, N.J. – March 17, 2010 – Unigene Laboratories, Inc. (OTCBB: UGNE, http://www.unigene.com) today announced that it has entered into an amended and restated financing agreement for $33 million three-year convertible senior secured term notes. At the closing, which is scheduled to occur today, Unigene will issue $33,000,000 of new convertible senior secured notes due in 2013, in exchange for approximately $19,360,000 of existing non-convertible senior secured term notes which are due in 2011 and the payment to the Company of approximately $13,640,000 in cash at the closing, minus fees related to this restructuring. An entity managed by Victory Park Capital Advisors, LLC is the sole investor in the transaction. Victory Park has the right to designate two directors to the Board of the Company, one as the Chairman of the Board. In connection with this restructuring, Unigene has also restructured notes held by family members of its management. The Company has also agreed to make changes to its senior management. Details of the transaction and copies of the material transaction documents can be found in the Company’s 8-K which will be filed today with the SEC.

“We are pleased to be able to complete this debt restructuring with our largest stockholder and senior lender to provide the Company with approximately $13.6 million in additional capital,” commented Dr. Warren P. Levy, President and CEO of Unigene. “This infusion of additional capital, coupled with the fact that we will not need to make interest payments on the notes until their maturity and that maturity date has been extended by approximately 18 months, will significantly improve our financial condition.”

This press release shall not constitute an offer to sell or the solicitation of offers to buy securities. The convertible notes and the shares of Unigene common stock issuable upon conversion have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline, worldwide rights for its calcitonin manufacturing technology to Novartis and worldwide rights (except for China) for its oral calcitonin program to Tarsa Therapeutics, Inc. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin and PTH analogs. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 265-1100 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.